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                                                                    Exhibit 99.2

                                 REVOLVING NOTE


                                                               No. _____________
$2,750,000.00                                        Date:  as of March 29, 2005
Troy, Michigan                                         Due Date:  March 31, 2006


     FOR VALUE RECEIVED, ROCKWELL MEDICAL TECHNOLOGIES, INC., a Michigan corporation (the "Borrower"), whose address is 30142 Wixom Road, Wixom, Michigan 48393, promises to pay to the order of STANDARD FEDERAL BANK NATIONAL ASSOCIATION, a national banking association (hereinafter, together with any holder hereof, the "Bank"), whose address is 2600 West Big Beaver Road, Troy, Michigan 48084, on or before March 31, 2006 ("Revolving Loan Maturity Date"), the lesser of (i) Two Million Seven Hundred Fifty Thousand and 00/100 DOLLARS ($2,750,000.00), or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Loan and Security Agreement dated as of March 29, 2005, executed by and between the Borrower and the Bank, as amended from time to time (as amended, supplemented or modified from time to time, the "Loan Agreement"), and made available by the Bank to the Borrower at the maturity or maturities and in the amount or amounts stated on the records of the Bank, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

     This Revolving Note evidences the Revolving Loans Letters of Credit and other indebtedness incurred by the Borrower under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Revolving Note is entitled to all of the benefits and security provided for in the Loan Agreement. All Revolving Loans shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement.

     Principal and interest shall be paid to the Bank at its address set forth above, or at such other place as the holder of this Revolving Note shall designate in writing to the Borrower. Each Revolving Loan made, and all Letters of Credit issued by, the Bank and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Bank and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Bank, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

     Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving

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Note, and assents to any extension or postponement of the time of payment or any other indulgence.

     The Revolving Loans and the Letters of Credit evidenced hereby have been made and/or issued and this Revolving Note has been delivered at the Bank's main office set forth above. This Revolving Note shall be governed and construed in accordance with the laws of the State of Michigan, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Loan Agreement and this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Revolving Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Revolving Note. The term "Borrower" as used herein shall mean all parties signing this Revolving Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

     IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the date set forth above.


                               BORROWER:

                               ROCKWELL MEDICAL TECHNOLOGIES, INC.
                               A MICHIGAN CORPORATION


                               By:    /s/ THOMAS E. KLEMA
                                      -----------------------------------------
                               Name:  THOMAS E. KLEMA
                               Title: CHIEF FINANCIAL OFFICER

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